UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  February 13, 2009

GOLDPOINT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53452	75-3250686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Fairfax Avenue #A11-123 Los Angeles, CA	90036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	213-590-7249

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2009, GoldPoint Resources, Inc. (the “Company”) appointed James Orr to serve as its Corporate Secretary effective immediately. Mr. Orr is 57 years of age and for the past 25 years has been involved as an educator and administrator.  Patrick Orr, current officer and director of the Company, and James Orr are Father and Son.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which James Orr had or will have a direct or indirect material interest.  As a condition of her appointment, James Orr will receive no annual base salary.   James Orr is the current beneficial owner of 10,000 shares of our common stock, representing less than 1% of the currently issued and outstanding shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoldPoint Resources, Inc.
(Registrant)
Date: February 13, 2009

	By:	/s/	Patrick Orr
Patrick Orr
Chief Executive Officer
Chief Financial Officer